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               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]




                                                                    May 23, 1997



PECO Energy Company
2301 Market Street
Philadelphia, PA 19103

Ladies and Gentlemen:

                  We have acted as special counsel to you (the "Company") in connection with the registration of Preferred Trust Receipts to be issued by PECO Energy Capital Trust II, representing Cumulative Monthly Income Preferred Securities, Series C of PECO Energy Capital, L.P. and the registration of the related Payment and Guarantee Agreement and Deferrable Interest Subordinated Debentures, Series C of the Company and hereby confirm to you our opinion as set forth under the heading "United States Taxation" in the Prospectus included in the Registration Statement filed on Form S-3.

                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll
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